UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 27, 2012

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:     Entry into a Material Definitive Agreement.

The Company has entered into a binding Term Sheet with Mr. McGinn, as described in Item 5.02, below, which is incorporated herein by reference into this Item 1.01.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agreement to appoint of Paul McGinn as Chief Executive Officer and Member of the Board of Directors

On January 27, 2012, CIG Wireless Corp. (the “Company”) entered into a binding term sheet with Mr. Paul McGinn for him to serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”).

Mr. McGinn previously served as the President of TCP Consultants, Inc. since 2007.  TCP is a consulting firm that specializes in the telecommunications sector with a focus on wireless applications.  From 2002 until 2007, Mr. McGinn was the Chief Executive Officer of TCP Communications, LLC.  TCP was founded in September 2002, focusing on acquisitions and raw land development for wireless communication towers in the eastern United States.  From 1996 until 2002, Mr. McGinn served as the Director of Acquisitions, for SBA, Inc.  Mr. McGinn studied accounting at Worcester State College.

Under the terms outlined in the binding Term Sheet, Mr. McGinn will be compensated in an amount of up to $450,000 per year for his services as an officer, consisting of fixed component of $300,000 per year, and a variable component of $150,000 per year.  Variable goals will be established by the CEO and the Board, and Mr. McGinn may receive between 0% and 100% of the variable component.  Mr. McGinn will also receive:  (1) Non-qualified stock options equal to 5% of outstanding shares of the Company’s common stock, having an exercise price of $3.00 per share, vesting 33.33% as signing and 33.33% on each anniversary thereafter until vested in full, and exercisable for 5 years as long as Mr. McGinn remains employed by the Company; and (2) Qualified stock options equal to 4.9% of outstanding shares of the Company’s common stock, with an exercise price of fair market value determined by the volume weighted average per share with respect to the 20 trading days prior to the date of the term sheet, vesting 25% at signing, and 25% on each anniversary thereafter, and exercisable for 5 years as long as Mr. McGinn remains employed by the Company.  Such qualified options may be reduced based on the number of stock options granted to other management of the Company.  Should the Company reach certain goals for share price and market capitalization, Mr. McGinn shall receive additional non-qualified options representing 2.5% of the issued and outstanding common stock, with an exercise price per share of $4.00 per share, vesting 33.33% at the date of grant, and 33.33% on each anniversary thereafter, and exercisable for 5 years as long as Mr. McGinn remains employed by the Company.  Mr. McGuinn has agreed that any sales of shares will be governed by a number of restrictions, including both timing and volume.

The terms of compensation applicable to Mr. McGinn’s services shall be retroactively effective to January 23, 2012.  The Company and Mr. McGinn intend to enter into a customary long form employment agreement as soon as reasonably possible.

In connection with the appointment of Mr. McGinn, which is expected to be formalized by the Board of Directors on Monday, February 6, 2012, Mr. Akram Baker will resign as the Chief Executive Officer of the Company but will continue to serve as member of the Board.  Mr. Baker has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regard to the transition of his services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ SEBASTIEN KOECHLI
Name: Sebastien Koechli Title: President

Date:      February 3, 2012